UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
August 25, 2006
CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610
(State or other jurisdiction of Identification No.)	(Commission File Number)	(I.R.S. Employer incorporation)
Registrant’s telephone number, including area code: (304) 598-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On August 25, 2006, Centra Financial Holdings, Inc. (“Centra”) consummated the Agreement and Plan of Merger (“Agreement”) with Smithfield State Bank of Smithfield, Pa. (“Smithfield”) and has acquired 100% of the outstanding stock of Smithfield as disclosed in Centra’s Current Report on Form 8-K dated April 11, 2006, and incorporated herein by reference. The Agreement is also incorporated herein by reference to Item 9.01(c) of the Current Report on Form 8-K filed April 11, 2006.
     As described in its 8-K filed on March 30, 2006, which is incorporated herein by reference, Centra purchased shares of Smithfield in a series of agreements with Smithfield shareholders for a price of $40 per share. As a result of these agreements, and its previous ownership, Centra had acquired 80.84% of the issued and outstanding shares of Smithfield at the time of the closing of the merger under the Agreement. Holders of the remaining 19.16% of Smithfield shares also received $40 per share.
     The total purchase price for Smithfield shares is approximately $28,500,000. The sources of funds for the purchase include: (i) the issuance of Trust Preferred Securities by Centra totaling $10,000,000 (see the Form 8-K filed by Centra on June 19, 2006, which is incorporated herein by reference); (ii) the issuance of up to $18,000,000 in common stock pursuant to Centra’s Registration Statement on Form S-1 and the Registration Statement registering additional securities pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, filed by Centra on April 11, 2006, and amended June 8, 2006, respectively; and (iii) a dividend of approximately $500,000 from Centra’s wholly owned subsidiary, Centra Bank, Inc.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial statements of businesses acquired – The financial statements of Smithfield will be filed on or before November 10, 2006.
     (b) Pro forma financial information-The pro forma financial information relating to Smithfield will be filed on or before November 10, 2006.

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centra Financial Holdings, Inc.

By	/s/ Douglas J. Leech

Douglas J. Leech, President and Chief Executive Officer
August 31, 2006

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